     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                      REGISTRATION NO. 333-74671
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MASSACHUSETTS RRB

                          SPECIAL PURPOSE TRUST BEC-1
                             (ISSUER OF SECURITIES)

                                BEC FUNDING LLC
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF FORMATION)

                     DELAWARE                                           04-3454484
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                                BEC FUNDING LLC
                        800 BOYLSTON STREET, 35TH FLOOR
                          BOSTON, MASSACHUSETTS 02199
                           TELEPHONE: (617) 369-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             ROBERT J. WEAFER, JR.
                                BEC FUNDING LLC
                        800 BOYLSTON STREET, 35TH FLOOR
                          BOSTON, MASSACHUSETTS 02199
                           TELEPHONE: (617) 369-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

       HEMMIE CHANG, ESQ.               STANLEY KELLER, ESQ.               ERIC TASHMAN, ESQ.
          ROPES & GRAY                   PALMER & DODGE LLP                 BROWN & WOOD LLP
    ONE INTERNATIONAL PLACE              ONE BEACON STREET               555 CALIFORNIA STREET
  BOSTON, MASSACHUSETTS 02110       BOSTON, MASSACHUSETTS 02108     SAN FRANCISCO, CALIFORNIA 94104
         (617) 951-7000                    (617) 573-0100                    (415) 772-1200

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: July 29, 1999

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-3 (No. 333-74671), originally filed by BEC Funding LLC on March 19, 1999 and declared effective by the SEC on July 21, 1999, in order to add Massachusetts RRB Special Purpose Trust BEC-1 as an additional registrant, and to receive a unique commission file number for the Massachusetts RRB Special Purpose Trust BEC-1.

     All of the securities offered pursuant to this registration statement have been sold by the registrants, and accordingly no further offers or sales will be made under this registration statement.

     The following Part II information and the exhibits incorporated by reference, including the final prospectus filed with the SEC on July 29, 1999, have previously been filed by amendments to the registration statement or on a Current Report on Form 8-K filed by BEC Funding LLC.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.


ITEM                                                   AMOUNT
----                                                 ----------
Securities and Exchange Commission Registration
  Fee..............................................  $  201,550
Blue Sky Fees and Expenses.........................       5,000
Printing and Engraving Expenses....................     325,000
Trustees' Fees and Expenses........................      60,000
Accountants' Fees and Expenses.....................      75,000
Legal Fees and Expenses............................   2,850,000
Rating Agency Fees.................................     510,000
Public Agency Fees.................................     145,000
Department of Telecommunications and Energy Filing
  Fee..............................................     110,100
Miscellaneous Fees and Expenses....................     620,000
                                                     ----------
          Total....................................  $4,901,650
                                                     ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

     Sections 10.01 and 10.02 of the Limited Liability Company Agreement of the
note issuer provide that, to the fullest extent permitted by applicable law, the note issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the note issuer to procure a judgment in its favor) by reason of the fact that he is or was a director, manager, officer, employee or agent of the note issuer, or is or was serving at the request of the note issuer as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or in enforcing such person's right to indemnification hereunder, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the note issuer unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     BEC Funding LLC has directors' and officers' liability insurance policies in force insuring directors and officers of BEC Funding LLC.

     Section 67 of the Massachusetts Business Corporation Law provides that a corporation may indemnify its directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization to the extent specified in the corporation's Articles of Organization, or in a Bylaw or vote adopted by a majority of the stockholders.

     Under Section 9 of its Bylaws, Boston Edison Company indemnifies, to the extent legally permissible, each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation. The note issuer believes that the officers and the non-independent directors of the note issuer are serving at the request of Boston Edison Company and are therefore entitled to such indemnity from Boston Edison Company.

     Boston Edison Company has directors' and officers' liability insurance policies in force insuring directors and officers of Boston Edison Company and its subsidiaries.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Underwriting Agreement.(A)
  3.1     Certificate of Formation of BEC Funding LLC.(A)
  3.2     Limited Liability Company Agreement of BEC Funding LLC.(A)
  4.1     Note Indenture.(A)
  4.2     Certificate Indenture.(A)
  4.3     Declaration of Trust. (A)
  4.4     Notes.(A)
  4.5     Rate Reduction Certificates. (A)
  5.1     Opinion of Ropes & Gray with respect to legality of the
          Notes.(B)
  5.2     Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates.(B)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.3     Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes by the Registrant.(B)
  8.1     Opinion of Palmer & Dodge LLP with respect to federal and
          state tax matters.(B)
 10.1     Transition Property Purchase and Sale Agreement.(A)
 10.2     Transition Property Servicing Agreement.(A)
 10.3     Note Purchase Agreement.(A)
 10.4     Administration Agreement.(A)
 10.5     Fee and Indemnity Agreement.(A)
 23.1     Consent of Ropes & Gray (contained in its opinion to be
          filed as Exhibit 5.1).(B)
 23.2     Consent of Palmer & Dodge LLP (contained in its opinions to be filed as Exhibits 8.1 and 99.3).(B)
 23.3     Consent of Richards, Layton & Finger, P.A. (contained in its opinions to be filed as Exhibits 5.2 and 5.3).(B)
 23.4     Consent of PricewaterhouseCoopers LLP.(B)
 25.1     Statement of Eligibility and Qualification of Note Trustee
          on Form T-1.(C)
 25.2     Statement of Eligibility and Qualification of Certificate
          Trustee on Form T-1.(C)
 27.1     Financial Data Schedule.(C)
 99.1     Application for Financing Order.(D)
 99.2     Financing Order.(A)
 99.3     Opinion of Palmer & Dodge LLP with respect to impairment of contracts.(B)
 99.4     Final Prospectus (incorporated by reference to the filing made by BEC
          Funding LLC pursuant to Rule 424(b) on July 29, 1999).


-------------------------

(A) Incorporated by reference to the similarly titled exhibit to the current report on Form 8-K filed by BEC Funding LLC on August 13, 1999.

(B) Incorporated by reference to the similarly titled exhibit to the Registration Statement on Form S-3 filed by BEC Funding LLC on July 21, 1999.

(C) Incorporated by reference to the similarly titled exhibit to the Registration Statement on Form S-3 filed by BEC Funding LLC on July 14, 1999.

(D) Incorporated by reference to the similarly titled exhibit to the Registration Statement on Form S-3 filed by BEC Funding LLC on March 19, 1999.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant, on behalf of Massachusetts RRB Special Purpose Trust BEC-1, hereby undertakes as follows:

     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Massachusetts RRB Special Purpose Trust BEC-1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 was met by the time of sale and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 23rd day of March, 2000.


                                      BEC FUNDING LLC,
                                      as Registrant

                                      By: /s/ Robert J. Weafer
                                         ---------------------------------
                                          Name: Robert J. Weafer
                                          Title: Vice President



                                      Massachusetts RRB Special Purpose
                                      Trust BEC-1
                                      By: The Bank of New York (Delaware),
                                          as Delaware Trustee

                                      By: /s/ Thomas J. Provenzano
                                         ---------------------------------
                                          Name: Thomas J. Provenzano
                                          Title: Vice President